As filed with the Securities and Exchange Commission on March 26, 2001
                                                                  Reg. No. 33_
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                       --------------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                       --------------------------------
                          KAIRE HOLDINGS INCORPORATED
            (exact name of registrant as specified in its charter)

               Delaware                                     13-3367421
    (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                      identification No.)

                                 7348 Bellaire
                       North Hollywood, California 91605
                                (818) 255-4996
                   (Address of principal executive offices)
               ________________________________________________
                       Advisory and Consulting Agreement

                             (Full title of plan)
                       ________________________________

                                Steven Westlund
                            Chief Executive Officer
                                 7348 Bellaire
                       North Hollywood, California 91605
                    (Name and address of agent for service)
                                (818) 255-4996
         (Telephone number, including area code of agent for service)

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
                                                 Proposed maximum         Proposed maximum
Title of securities         Amount to be         Offering price           Aggregate offering         Amount of
to be registered            Registered           Per share                Price                      registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock                 12,000,000                .035                    $420,000                  $105.00
(.001 par value)
-----------------------------------------------------------------------------------------------------------------------

() Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the exercise price of 12,000,000 options at $0.035.

                                    PART I

             INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS


Item 1.    Plan Information.*

Item 2.    Registrant Information and Consultant Plan Annual Information.*

     *Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

         PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by Kaire Holdings Incorporated (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

         (a) the Company's annual report on Form 10-K for the fiscal year ended December 31, 1999 (Commission File No. 0-21384):

         (b) all other reports filed by the Company pursuant to Section 13(a) or
Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999 through the date hereof;

         (c) the Registrant's Form S-18, file No. 33-17548-NY filed pursuant to
Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock, and

         (d) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         The Registrant's Common Stock, $0.001 par value, is registered under
Section 12 of the Exchange Act

Item 5.  Interests of Named Experts and Counsel

         The legality of the Registrant's securities being registered will be passed upon by Owen Naccarato, Esq. who owns 2,000,000 shares of the Registrant's Common Stock as of February 28, 2001.

Item 6.  Indemnification of Directors and Officer

         The Registrant's Articles of Incorporation provide for indemnification, to the fullest extent permitted by Section 145 of the Delaware Corporation Law, of officers and directors and from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, both as to action in their official capacity and as to action in another capacity while holding such office.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act") and is therefore unenforceable.

Experts

         The consolidated financial statements of the company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1999 have been audited by Berg & Company LLP, independent public accounts, as set forth in their report thereon included therein and incorporated herein by reference. Reference is made to said report, which includes explanatory paragraphs that describe the Company's ability to continue as a going concern, discussed in Note 1 to the Company's Consolidated Financial Statements. Such financial statements are incorporated herein in reliance upon the reports of Berg & Company LLP, pertaining to such financial statements (to the extent filed with the Commission) given upon the authority of such firm as experts in giving such reports.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         The Exhibits to this registration statement are listed in the index to Exhibits.

Item 9.  Undertakings

(a)      The undersigned registrant hereby undertakes::

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement:

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1) (I) and (I)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

              The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an consultant benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Hollywood, State of California on March 26, 2001.

                                       Kaire Holdings Incorporated:



                                       By   /s/ Steven Westlund
                                       --------------------------
                                       Steven Westlund, President, Chief
                                       Executive Officer, Principal Executive
                                       Officer and Director

                                       By   /s/ Owen Naccarato
                                       ---------------------------
                                       Owen Naccarato, Chief Financial Officer,
                                       Principal Financial Officer and Director


                                       By   /s/ Asher Gottesman
                                       ----------------------------
                                       Director



      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                               Title                       Date
----------------------   -----------------------------------   --------------
/s/ Steven Westlund      President, Chief Executive Officer,   March 26, 2001
----------------------   and Director
Steven Westlund

/s/ Owen Naccarato       Chief Financial Officer, Director     March 26, 2001
----------------------
Owen Naccarato

/s/ Asher Gottesman      Director                              March 26, 2001
----------------------
Asher Gottesman

                               INDEX TO EXHIBITS


Exhibit                                                     Sequentially
NO.                        Description                      Numbered Pages
---                        -----------                      --------------

 4.1    Consulting Agreement
 5.1 Opinion of Counsel, regarding the legality of the securities registered hereunder.
23.1    Consent of Independent Accountant.
23.2    Consent of Counsel (included as part of Exhibit 5.1)